Exhibit 10.10

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT (the “Agreement”), is made and entered into as of           , 2025, by and between Dynamix Corporation III, a Cayman Islands exempted company (the “Company”), and Volta Tread LLC, a Texas limited liability company (“Volta”). Capitalized terms used herein but not otherwise defined have the meaning set forth in Section 1.

WHEREAS, Volta has agreed to perform, following the Company’s initial public offering, due diligence, management advisory and other services (the “Transaction Services”) for the Company in connection with the initial business combination of the Company (the “Transaction”), as described in the Company’s prospectus dated        , 2025 in connection with the Company’s initial public offering, including but not limited to services in connection with (i) the retention of various financial and other advisors and consultants in connection with the Transaction, and (ii) the structuring, implementation and consummation of the Transaction and any related financing transactions;

WHEREAS, the Company desires to receive the Transaction Services from Volta, and Volta desires to provide such services to the Company; and

WHEREAS, the parties hereto recognize that claims might be made against and liabilities incurred by Volta under applicable securities laws or otherwise relating to the provision by Volta of Transaction Services to the Company, and the parties hereto accordingly wish to provide for Volta and certain related Persons and affiliates to be indemnified in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.

“Agreement” has the meaning set forth in the preamble.

“Cap” means an annual limit equal to 10% of interest earned on funds held in the trust account of the Company.

“Claim” means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company under this Agreement.

“Company” has the meaning set forth in the preamble.

“Company Board” means the board of directors of the Company.

“Indemnitee” means Volta and its successors and assigns, and its directors, officers, partners, managers, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act).

“Information” has the meaning set forth in Section 3(b).

“Management Fee” has the meaning set forth in Section 4(a).

“Notice of Claim” has the meaning set forth in Section 7(a).

“Notice of Payment” has the meaning set forth in Section 7(c).

“Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, and reasonable out-of-pocket fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case incurred, arising or existing with respect to third parties at any time or from time to time.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity.

“Reimbursement” has the meaning set forth in Section 4(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction” has the meaning set forth in the preamble.

“Transaction Services” has the meaning set forth in the preamble.

“Volta” has the meaning set forth in the preamble.

Section 2. Engagement. The Company hereby engages Volta as a consultant to provide, and Volta hereby agrees to provide, Transaction Services to the Company, all on the terms and subject to the conditions set forth below.

Section 3. Services, etc.

(a) Volta hereby agrees during the term of this Agreement to assist, advise and consult with the Company Board and advisors of the Company, who will participate in advising the Company in all aspects of the Transaction, in such manner and on such business, management and financial matters, and provide such Transaction Services, as may be reasonably Company requested from time to time by the Company Board, including but not limited to assistance, advice or consultation in:

(i) establishing and maintaining banking, legal and other business relationships for the Company;

(ii) developing and implementing corporate and business strategy and planning for the Company in connection with the Transaction; and

(iii) providing individuals to serve as consultants, directors or officers of the Company.

(b) The Company will furnish Volta with such information as Volta reasonably believes appropriate to its engagement hereunder (all such information so furnished being referred to herein as the “Information”). The Company recognizes and confirms that (i) Volta will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services to be performed hereunder and (ii) Volta does not assume responsibility for the accuracy or completeness of the Information and such other information.

Section 4. Compensation; Expenses.

(a) The Company agrees to pay aggregate compensation for the services described herein, an annual fee in an amount no greater than the Cap until the first day of the first month following the consummation of the Transaction (the “Management Fee”). The Management Fee shall be payable monthly, in advance, with the first payment due as soon as practicable after the date hereof, where the first payment shall be calculated on a pro rata basis based on the number of days remaining in the relevant month, and with all subsequent payments due in advance of each calendar month and payable on the first day (or the first business day) of each month, during the term of this Agreement, unless Volta agrees to defer receipt of any or all of such monthly payments, in which event they shall accrue and be paid by the Company no later than thirty (30) days following the end of the applicable fiscal year of the Company, it being hereby agreed by the parties that such Management Fees are being paid for services provided by Volta to the Company; provided, however, that the Management Fee and the Reimbursement (as defined herein) shall be subject to the Cap and any unpaid Management Fees as a result of the Cap as of December 31 in any given year shall be deemed paid as of such date and will not be payable as of January 1 of the following year.

(b) The Company agrees to reimburse Volta and any of its affiliates (including employees thereof) for such reasonable, documented out-of-pocket costs and expenses (including reasonable travel expenses and reasonable fees and disbursements of any independent professionals and organizations, including, without limitation, auditing, outside legal counsel, tax advisors, and consultants) incurred in favor of third parties in connection with the services rendered under this Agreement and the negotiation and consummation of the Transaction (the “Reimbursement”).

Section 5. Term, etc.

(a) This Agreement shall remain in effect until the parties hereto mutually agree in writing to its termination. No termination of this Agreement will affect the obligations of the Company with respect to earned and accrued fees, costs and expenses incurred by Volta in rendering services hereunder through the date of termination and not paid or reimbursed by the Company as of the effective date of such termination, subject to the Cap.

(b) This Agreement shall also terminate upon the consummation of the Transaction (subject to payment of accrued but unpaid fees and expenses as provided in Section 5(c)).

(c) Upon termination of this Agreement, any prepaid installment of the Management Fee or any portion thereof (pro rated, with respect to the month in which such termination occurs, for the portion of such month following such termination), shall be immediately refunded to the Company.

(d) In the event of the liquidation of the Company, all amounts due by the Company to Volta hereunder shall be paid to Volta, subject to the Cap, before any liquidating distributions or similar payments are made to securityholders of the Company.

Section 6. Independent Contractor Status; Indemnification.

(a) Independent Contractor Status. The parties agree that Volta shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Volta nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company, and none of them shall have authority to contract in the name of or bind the Company, except (i) to the extent that any professional employee of Volta may be serving as an officer of the Company pursuant to Section 3(a)(iii) hereof (and, in such case, only insofar as such officer otherwise has such authority), or (ii) as expressly agreed to in writing by the Company.

(b) Indemnification. The Company will indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations incurred in any way resulting from, arising out of or relating to the performance by Volta of management consulting, monitoring, financial advisory or other services for the Company pursuant to this Agreement; provided that the foregoing indemnification rights shall not be available to the extent that (A) any such Obligation is found in a final nonappealable judgment by an arbitrator or court of competent jurisdiction to have resulted from such Indemnitee’s fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence, willful or intentional misconduct or bad faith or (B) subject to the rights of contribution provided below, indemnification for any Obligations would violate any applicable law. For the avoidance of doubt, the foregoing indemnification rights shall include any and all reasonable out-of-pocket fees, costs and expenses (including reasonable out-of-pocket fees and disbursements of attorneys) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary of under law or regulation.

Section 7. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, Volta (acting on its own behalf or, if requested in writing by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified Volta thereof. The Notice of Claim shall specify all material facts known to Volta (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if Volta (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a reasonable basis for making such an estimate. The failure of Volta or such Indemnitee to give such Notice of Claim shall not relieve the Company of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to the Company and the Company is materially prejudiced as a result of the failure to give such Notice of Claim. The Company shall, at its expense, undertake the defense of such Claim with attorneys of its own choosing reasonably satisfactory to Volta and any Indemnitee. Volta may participate in such defense with counsel of its choosing at the expense of, and reasonably satisfactory to, the Company. If in the exercise of their good-faith judgment any one or more other Indemnitee reasonably determines that the Claim presents an actual or potential conflict of interest with Volta, such Indemnitee or Indemnitees may participate in the defense of the Claim with one counsel for all such Indemnitees (if reasonably satisfactory to the Company) at the choosing of such Indemnitees and at the expense of the Company. In the event that the Company does not undertake the defense of the Claim within a reasonable time after Volta has given the Notice of Claim, or in the event that Volta shall in good faith make a reasonable determination that the defense of any Claim by the Company is inadequate, provided that Volta must provide notice of such determination to the Company and the Company shall have 60 days to cure any such inadequacies, or may conflict with the interests of any Indemnitee, Volta may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company. In the defense of any Claim, the Company shall not, except with the consent of Volta (or, in the case of any entry of any judgment or settlement that is binding on any other Indemnitee, such other Indemnitee), consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, Volta and each other Indemnitee seeking indemnification hereunder will cooperate with the Company so long as the Company is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including without limitation making available evidence within the control of Volta or such Indemnitee, as the case may be, and Persons needed as witnesses who are employed by Volta or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

(b) The Company hereby agrees to advance reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorney’s fees, incurred by Volta (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of Volta or such Indemnitee, as applicable, to repay amounts so advanced if it shall ultimately be determined that Volta or such Indemnitee, as applicable, is not entitled to be indemnified by the Company as authorized by this Agreement.

(c) Each Indemnitee shall notify the Company and Volta in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by an Indemnitee shall bear interest at the appropriate applicable federal rate from the date the Company receives the Notice of Payment to the date on which the Company shall repay the amount of such Claim plus interest thereon to such Indemnitee.

Section 8. Contribution.

(a) If for any reason the indemnity provided for in Section 6(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the Company, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to any securities offering, the relative benefits received by the Company, on the one hand, and such Indemnitee, on the other, from the securities offering, and (iii) if required by applicable law, any other relevant equitable considerations.

(b) For purposes of Section 8(a), the relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.

Section 9. Certain Covenants. The Company agrees to perform its obligations under this Agreement. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company shall implement and maintain in full force and effect any and all provisions in its governing and organizational documents that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law.

(a) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 8(a) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(a) and Section 8(b). The Company shall not be liable under Section 8(a) for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances that the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under Section 6(b), if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from the Company with respect to any Obligation in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), gross negligence, willful or intentional misconduct or bad faith in connection with such Obligation.

Section 10. Trust Waiver. Reference is made to the final prospectus dated           , 2025 and filed with the U.S. Securities and Exchange Commission (File No. 333-289517) on          , 2025 (the “Prospectus”). Volta has read the Prospectus and understands that the Company has established the trust account described in the Prospectus (the “Trust Account”) for the benefit of the public shareholders and the underwriters of its initial public offering (the “Underwriters”) and that, except for certain exceptions described in the Prospectus, the Company may disburse monies from the trust account only: (i) to the public shareholders in the event of the redemption of its shares or liquidation; or (ii) to the Company and the Underwriters after consummation of a business combination, as described in the Prospectus. Volta hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account or distributions therefrom (the “Trust Account Claim”) and hereby waives any Trust Account Claim it or its affiliates may have as a result of, or arising out of, any negotiations, contracts or agreements with the Company. To the extent the Volta or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its affiliates and its and its affiliates’ directors, officers, employees, agents, advisors and other representatives (the “Representatives”), which proceeding seeks, in whole or in part, monetary relief against the Company or any of its Representatives, Volta hereby acknowledges and agrees that its and its Representatives and affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Volta or its Representatives or affiliates or shareholders (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account or any amounts contained therein.

Section 11. Third-Party Beneficiaries. All Indemnitees not signatories to this Agreement are intended third-party beneficiaries of this Agreement.

Section 12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, with a copy sent by (a), (b), or (c) above, as follows:

If to the Company, to:

1980 Post Oak Blvd., Suite 100, PMB 6373

Houston, TX 77056
Attention: Andrea Bernatova
Email: andrejka@regen.io

If to Volta, to:

Volta Tread LLC
1616 Geras Road
Houston, Texas 77067-4106
Attention: Nader Daylami
Email: nader@regen.io

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP
811 Main St #3000

Houston, TX 77002
Attention: Gerry Spedale
Email: gspedale@gibsondunn.com

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next -day or overnight mail or delivery, on the day delivered, or (z) if by telecopy, on the day such telecopy was sent (provided that a copy is also sent by certified or registered mail).

Section 14. No Representations. There are no representations or warranties of Volta in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

Section 15. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 16. Counterparts. This Agreement may be executed in several counterparts (including facsimile or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 17. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and to each Indemnitee and their respective successors, heirs and permitted assigns; provided that, neither Volta nor the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other parties hereto. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of Volta hereunder may be expressly assigned by Volta to one or more of its commonly controlled affiliates. Subject to Section 11, this Agreement is not intended to confer any right or remedy upon any Person other than the parties to this Agreement, each Indemnitee and their respective successors, heirs and permitted assigns.

Section 18. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of New York, as interpreted by the courts of the State of New York, notwithstanding any rules regarding choice of law to the contrary. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the federal courts of the United States located in the City of New York, Borough of Manhattan, State of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any legal proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York.

Section 19. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 19.

Section 20. Entire Agreement; Amendment; Waivers. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, among them with respect to such matters. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.

IN WITNESS WHEREOF, the parties have duly executed this Advisory Services Agreement as of the date first above written.

DYNAMIX CORPORATION III

By:
Name:
Title:

VOLTA TREAD LLC

By:
Name:
Title:

ADVISORY SERVICES AGREEMENT SIGNATURE PAGE